Contact:	Michael Kirshbaum	The Advisory Board Company
	Chief Financial Officer	2445 M Street, N.W.
	202.266.5876	Washington, D.C. 20037
	jacobsg@advisory.com	www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS
FISCAL YEAR 2007 THIRD QUARTER RESULTS

Company Reports Quarterly Revenues of $48.6 Million and 17% Contract Value Growth;
Issues Guidance for Calendar Year 2007 and Increases Share Repurchase Program;
Launches New Research Program

WASHINGTON, D.C. — (February 6, 2007) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the third quarter of its fiscal year ending March 31, 2007. Revenues for the quarter increased 15.4% to $48.6 million, from $42.1 million in the third quarter of fiscal 2006. Contract value grew 17.2% to $194.1 million as of December 31, 2006, up from $165.6 million as of December 31, 2005. Net income for the third quarter increased to $6.5 million, or $0.34 per diluted share, from $3.3 million, or $0.17 per diluted share in the third quarter of fiscal 2006. Revenues for the nine months ended December 31, 2006 were $139.5 million, compared to $121.3 million for the nine months ended December 31, 2005. Net income for the nine months was $20.2 million, or $1.03 per diluted share, compared to $17.0 million, or $0.85 per diluted share in the same period a year ago.

In February 2006, the Company received notification that it had been certified as a Qualified High Technology Company (QHTC) for income tax purposes. Due to the Company’s QHTC status, the Company recorded a one-time noncash charge to the Company’s deferred tax asset during the three months ended December 31, 2005. In addition, effective April 2006, the Company adopted Statement of Financial Accounting Standards No. 123R (SFAS No. 123R), which provides the accounting rules for share-based compensation. To analyze results on a comparable basis to the prior year, the Company’s management uses and is providing adjusted financial results, including adjusted net income and earnings per diluted share that excludes share-based compensation expense and employer taxes paid in connection with exercises of employee stock options. The adjusted results for all periods presented also include effective income tax rates calculated assuming adoption of the provisions of SFAS No. 123R and the Company’s certification as a QHTC.

Including the adjustments discussed above, adjusted net income for the third quarter of fiscal year 2007 was $8.5 million, up from $8.1 million for the third quarter of fiscal year 2006. Adjusted earnings per diluted share for the third quarter of fiscal year 2007 was $0.44, up from $0.41 in the same quarter in the prior year. Adjusted net income for the nine months ended December 31, 2006 was $26.4 million, or $1.35 per diluted share compared to $23.0 million or $1.16 per diluted share in the same period a year ago. A reconciliation of the Company’s reported and adjusted results is set forth in the notes to the financial highlights table included below.

Frank Williams, Chairman and Chief Executive Officer of The Advisory Board Company, commented, “We are very pleased with our financial results for the quarter and for the calendar year, as we had strong revenue performance, 17% growth in contract value and earnings per share growth in excess of our stated targets. Across the quarter, we saw strong demand for our membership programs, particularly in the areas of cross-selling and new program introductions. Our performance was driven by cutting-edge research agendas, heavy member utilization of program services, and our continued ability to positively impact our members’ critical strategic and operational issues. Most importantly, we continue to see significant attachment in the market to our model of providing proven best practices to address the complexity inherent in today’s healthcare environment.”

He added, “I am also pleased to announce the launch of our newest membership program, the Nursing Operations Performance Program. Building upon our strong nursing franchise, this program assists Chief Nurse Executives in enhancing operational performance improvement across the hospital—a critical factor in both clinical quality and budget performance. Complementing our in-depth work on nursing productivity, the program offers best practice research, benchmarking data and a robust, web-based analytical tool to elevate nursing-driven outcomes throughout the enterprise, enhancing staff engagement, patient safety, clinical quality and service excellence. This program offering improves each member institution’s ability to surface problems and make faster, more strategic decisions at the front lines, which has a dramatic effect on overall hospital nursing operations. We have already established a strong charter membership for the program, including the Cleveland Clinic, H. Lee Moffitt Cancer Center, William Beaumont Hospital, Mountain States Health Alliance, Albert Einstein Medical Center and Inova Health System. The program is off to a great start and we are very excited about its potential.”

Outlook for Calendar Year 2007

Although the Company operates on a fiscal year ending March 31, 2007, the Company is providing guidance for the calendar year 2007. The following summarizes the Company’s guidance for the twelve months ending December 31, 2007. For calendar year 2007, the Company estimates revenue of approximately $210.8 million, adjusted income from operations of approximately $53.5 million, and adjusted earnings per diluted share of approximately $2.07. For the quarter ending March 31st, 2007, the Company estimates revenue of approximately $49.8 million and adjusted earnings per diluted share of approximately $0.47. The Company expects an effective income tax rate of approximately 33.9% in the March quarter and 33.3% for the last three quarters of calendar year 2007. Consistent with the Company’s past presentations, adjusted results exclude equity-based compensation expenses. Adjusted results are estimated using effective tax rates and number of weighted average diluted shares calculated in accordance with accounting principles generally accepted in the United States (GAAP).

See “Reconciliation of Non-GAAP Financial Measures” for additional information on adjusted financial presentations and a reconciliation with results presented in accordance with GAAP.

Share Repurchase

During the three months ended December 31, 2006, the Company repurchased 215,447 shares of its common stock at a total cost of approximately $11.9 million. To date the Company has repurchased 2,945,928 shares of its common stock at a total cost of approximately $121.4 million.

The Company also announced that its Board of Directors authorized an increase in its share repurchase program of up to an additional $50 million of the Company’s common stock, bringing the total amount authorized to be spent under the program to $200 million. Repurchases will continue to be made from time to time in open market and privately negotiated transactions subject to market conditions. No minimum number of shares has been fixed. The Company will fund its share repurchases with cash on hand and cash generated from operations. At December 31, 2006, the Company had approximately $168.3 million in cash and marketable securities and no debt.

Organizational Update: Executive Promotions, Appointment of New Board Member

The Company announced today that David Felsenthal has been promoted to Chief Operating Officer and will assume additional responsibilities related to the strategic and operational management of the firm. Robert Musslewhite has also been promoted to Executive Vice President, taking on broad responsibility overseeing the firm’s performance management programs and analytics research. In addition, Scott Schirmeier, previously the Company’s General Manager of Sales and Marketing, was named Chief Marketing Officer in October 2006, reflecting his expanded role over marketing strategy and sales force management in a rapidly growing organization. Mr. Williams commented, “David, Robert and Scott have been an invaluable part of our management team for the past several years, and I am looking forward to an expansion of their leadership roles as we continue to build a world-class professional services organization prepared for scale and growth.”

Finally, the Company announced that Peter J. Grua has joined its Board of Directors. Currently a managing partner of HLM Venture Partners, Mr. Grua brings over 20 years of experience as a health care analyst and investor, with a particular focus on service and information technology businesses in the health care marketplace.

Collaboration Agreement

The Company also announced that it has entered into an agreement with the Corporate Executive Board Company to collaborate on several initiatives specific to each company’s traditional best demonstrated practice research memberships. In addition to structuring the terms for the companies to license certain research content from each other, the agreement also establishes a collaboration to enhance value to the firms’ existing and prospective members of such programs. The agreement also outlines several potential product development opportunities. The three-year collaboration includes renewal options for additional two-year terms. To facilitate the open sharing of information required for the collaboration, the agreement also includes a non-compete provision in the traditional best practice research memberships that extends one year beyond the collaboration. Mr. Williams commented, “We are very excited about this agreement with the Corporate Executive Board. We believe that this collaboration will result in an expanded research base, as well as product and service innovation for our respective members.”

The Company will hold an investor conference call to discuss its third quarter performance this evening, February 6, 2007, at 6:00 p.m. Eastern Standard Time. The conference call will be available via live web cast on the Company’s web site at www.advisoryboardcompany.com in the section entitled “Investor Information” found under the tab “About Us.” To participate by telephone, the dial-in number is 866.202.1971 and the access code is 51913916. Investors are advised to dial-in at least five minutes prior to the call to register. The web cast will be archived for seven days: from 8:00 p.m. Tuesday, February 6, until 8:00 p.m. Tuesday, February 13, 2007.

About The Advisory Board Company

The Advisory Board Company provides best practices research and analysis to the health care industry, focusing on business strategy, operations and general management issues. The Company provides best practices and research through discrete annual programs to a membership of more than 2,500 hospitals, health systems, pharmaceutical and biotech companies, health care insurers, and medical device companies in the United States. Each program typically charges a fixed annual fee and provides members with such services as best practice research reports, executive education, on-line analytical tools, and other supporting research services.

THE ADVISORY BOARD COMPANY
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Selected
	December 31,		Growth
	2006	2005	Rates
Financial Highlights (GAAP, as reported) Revenues	$48,611	$42,112	15.4%
Cost of services	$23,334	$18,035
Member relations and marketing	$10,562	$8,782
General and administrative	$5,938	$3,915
Income from operations	$8,215	$11,053
Net income	$6,545	$3,293	98.8%
Basic earnings per share	$0.35	$0.17	105.9%
Diluted earnings per share	$0.34	$0.17	100.0%
Weighted average common shares outstanding Basic	18,694	18,825
Diluted	19,461	19,748
Financial Highlights (Adjusted) (1) Adjusted cost of services	$22,280	$18,035
Adjusted member relations and marketing	$9,858	$8,782
Adjusted general and administrative	$4,726	$3,915
Adjusted income from operations	$11,182	$11,053	1.1%
Adjusted net income	$8,508	$8,088	5.2%
Adjusted diluted earnings per share	$0.44	$0.41	7.3%
Adjusted diluted weighted average common shares outstanding	19,461	19,604
Adjusted percentages of revenues (1) Adjusted cost of services	45.8%	42.8%
Adjusted member relations and marketing	20.3%	20.9%
Adjusted general and administrative	9.7%	9.3%
Adjusted income from operations	23.0%	26.2%
	Nine Months Ended		Selected
	December 31,		Growth

	2006	2005	Rates

Financial Highlights (GAAP, as reported) Revenues	$139,543	$121,346	15.0%
Cost of services	$65,824	$52,031
Member relations and marketing	$29,808	$25,076
General and administrative	$17,015	$11,774
Income from operations	$25,439	$31,254
Net income	$20,217	$16,983	19.0%
Basic earnings per share	$1.07	$0.89	20.2%
Diluted earnings per share	$1.03	$0.85	21.2%
Weighted average common shares outstanding Basic	18,818	19,046
Diluted	19,554	19,960
Financial Highlights (Adjusted) (1) Adjusted cost of services	$62,627	$52,031
Adjusted member relations and marketing	$27,716	$25,076
Adjusted general and administrative	$12,932	$11,774
Adjusted income from operations	$34,811	$31,254	11.4%
Adjusted net income	$26,412	$22,974	15.0%
Adjusted diluted earnings per share	$1.35	$1.16	16.4%
Adjusted diluted weighted average common shares outstanding	19,554	19,805
Adjusted percentages of revenues (1) Adjusted cost of services	44.9%	42.9%
Adjusted member relations and marketing	19.9%	20.7%
Adjusted general and administrative	9.3%	9.7%
Adjusted income from operations	24.9%	25.8%

(1)	In order to allow investors to assess results on a basis consistent with those used by management, the following tables reconcile GAAP to adjusted amounts for the three and nine months ended December 31, 2006 and 2005, respectively. Adjusted results exclude equity-based compensation expenses (including the effects of SFAS No. 123R, restricted share unit compensation expense and employer taxes paid in connection with the exercise of employee stock options). In addition, for comparison purposes the Company’s effective tax rate and diluted share count for the three and nine months ended December 31, 2005 have been adjusted to reflect the Company’s certification as a QHTC and include the effects of SFAS No. 123R.

THE ADVISORY BOARD COMPANY
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(In thousands, except per share data)
(Unaudited)

		Three Months Ended September 30, 2006
			Employer taxes
			paid upon	Tax benefit
	GAAP, as	Share-based	exercise of	associated with
Financial statement descriptions	reported	compensation	employee options	QHTC status	Adjusted
Cost of services	$23,334	(1,041)	(13)	—	$22,280
Member relations and marketing	$10,562	(703)	(1)	—	$9,858
General and administrative	$5,938	(1,168)	(44)	—	$4,726
Income from operations	$8,215	2,912	58	—	$11,185
Net income	$6,545	1,925	38	—	$8,508
Diluted earnings per share	$0.34	0.10	—	—	$0.44
Diluted weighted average shares	19,461	—	—	—	19,461

		Three Months Ended December 31, 2005
			Employer taxes
			paid upon	Tax benefit
	GAAP, as	Share-based	exercise of	associated with
Financial statement descriptions	reported	compensation	employee options	QHTC status	Adjusted
Cost of services	$18,035	—	—	—	$18,035
Member relations and marketing	$8,782	—	—	—	$8,785
General and administrative	$3,915	—	—	—	$3,915
Income from operations	$11,053	—	—	—	$11,053
Net income	$3,293	—	—	4,795	$8,088
Diluted earnings per share	$0.17	—	—	0.24	$0.41
Diluted weighted average shares	19,748	(144)	—	—	19,604

		Nine Months Ended December 30, 2006
			Employer taxes
			paid upon	Tax benefit
	GAAP, as	Share-based	exercise of	associated with
Financial statement descriptions	reported	compensation	employee options	QHTC status	Adjusted
Cost of services	$65,824	(3,131)	(66)	—	$62,627
Member relations and marketing	$29,808	(2,087)	(5)	—	$27,716
General and administrative	$17,015	(3,948)	(135)	—	$12,932
Income from operations	$25,439	9,166	206	—	$34,811
Net income	$20,217	6,059	136	—	$26,412
Diluted earnings per share	$1.03	0.31	0.01	—	$1.35
Diluted weighted average shares	19,554	—	—	—	19,554

		Nine Months Ended December 31, 2005
			Employer taxes
			paid upon	Tax benefit
	GAAP, as	Share-based	exercise of	associated with
Financial statement descriptions	reported	compensation	employee options	QHTC status	Adjusted
Cost of services	$52,031	—	—	—	$52,031
Member relations and marketing	$25,076	—	—	—	$25,076
General and administrative	$11,774	—	—	—	$11,774
Income from operations	$31,254	—	—	—	$31,254
Net income	$16,983	—	—	5,991	$16,983
Diluted earnings per share	$0.85	—	—	0.30	$1.15
Diluted weighted average shares	19,960	(155)	—	—	19,805

Reconciliation of Non-GAAP Financial Measures

The Company believes its calculations of adjusted results to exclude noncash income tax charges and equity-based compensation charges provide additional information about the Company’s ongoing operating performance. The Company’s management uses the adjusted presentations to evaluate projected operating results on a basis that is comparable to that used for periods prior to implementation of SFAS No. 123R and provides such information publicly to assist in comparisons to prior periods. For historical results, a reconciliation between results as adjusted and in conformity with GAAP is shown in the attached schedule. The Company is not able to provide a quantitative reconciliation of its outlook for calendar year 2007 to GAAP as equity-based compensation and related expense are dependent upon a number of unknown factors, including the amount, type and timing of stock-based compensation grants, future stock prices, and the extent (if any) to which employee stock options are exercised. Because adjusted financial results are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies.

Adjusted financial results are not measures of financial performance under GAAP and should not be viewed as a pro-forma presentation reflecting the elimination of the underlying share-based compensation programs, as those programs are an important element of the Company’s compensation structure and generally accepted accounting principles indicate that all forms of share-based payments should be valued and included as appropriate in results of operations. Management compensates for this aspect of the non-GAAP financial measures by separately evaluating its share-based compensation arrangements.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are hereby cautioned that these statements may be affected by certain factors, among others, set forth below and in the Company’s filings with the Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, the dependence on renewal of membership-based services, dependence on key personnel, the need to attract and retain qualified personnel, management of growth, new product development, competition, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results, possible volatility in the Company’s stock price, impact on our financials associated with some of our newer programs that are more dependent upon technology, the effects of adoption of SFAS No. 123R including the effect of the amount, type and timing of future stock-based compensation grants, and various factors related to income and other taxes, including whether the District of Columbia withdraws the Company’s status as a Qualified High-Tech Company. These factors are discussed more fully in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

		THE ADVISORY BOARD COMPANY
		UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
		AND OTHER OPERATING STATISTICS
		(In thousands, except per share data)
		Three Months Ended		Selected	Nine Months Ended		Selected
		December 31,		Growth	December 31,		Growth
		2006	2005	Rates	2006	2005	Rates
Statements of Operations
Revenues		$48,611	$42,112	15.4%	$139,543	$121,346	15.0%

Cost of services (1)		23,334	18,035		65,824	52,031
Member relations and marketing (1)		10,562	8,782		29,808	25,076
General and administrative (1)		5,938	3,915		17,015	11,774
Depreciation		562	327		1,457	1,211
	Income from operations	8,215	11,053		25,439	31,254
Interest income		1,686	1,448		5,145	4,255
	Income before
	provision for income
	taxes	9,901	12,501	-20.8%	30,584	35,509	-13.9%
Provision for income taxes (2)		(3,356)	(9,208)		(10,367)	(18,526)
	Net income	$6,545	$3,293	98.8%	$20,217	$16,983	19.0%

Earnings per share
	Basic	$0.35	$0.17		$1.07	$0.89
	Diluted	$0.34	$0.17	100.0%	$1.03	$0.85	21.2%
Weighted average common shares outstanding
	Basic	18,694	18,825		18,818	19,046
	Diluted	19,461	19,748		19,554	19,960
Contract Value (at end of period)		$194,077	$165,649	17.2%
Percentages of Revenues
Cost of services (1)		48.0%	42.8%		47.2%	42.9%
Member relations and marketing (1)		21.7%	20.9%		21.4%	20.7%
General and administrative (1)		12.2%	9.3%		12.2%	9.7%
Depreciation and loss on disposal of assets		1.2%	0.8%		1.0%	1.0%
Income from operations (1)		16.9%	26.2%		18.2%	25.8%
Net income (1) (2)		13.5%	7.8%		14.5%	14.0%

	Effective April 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS No. 123R), which provides the
	accounting rules for share-based compensation. During the three and nine months ended December 31, 2006, the Company recognized approximately $1.1 million
	and $3.2 million in cost of services, approximately $0.7 million and $2.1 million in member relations and marketing, and approximately $1.2 million $4.1
	million in general and administrative expense for equity-based compensation expenses (including the effects of SFAS No. 123R, restricted share unit
	compensation expense and employer taxes associated with the exercise of employee stock options). The Company has recorded all these expenses in the same line
(1)	items as other compensation paid to the relevant categories of employees.
	In February 2006, the Company received notification from the Office of Tax and Revenue of the District of Columbia that the Company had been certified
	effective January 1, 2004, as a Qualified High Technology Company (QHTC) under the New E-Conomy Transformation Act of 2000, as amended. The results of
	operations for the three and nine months ended December 31, 2005, include a one-time, noncash charge to the Company’s deferred tax asset arising from the
(2)	Company's QHTC status.

THE ADVISORY BOARD COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 31,	March 31,
	2006	2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,432	$21,678
Marketable securities	14,094	8,484
Membership fees receivable, net	72,007	36,822
Prepaid expenses and other current assets	2,734	2,876
Deferred income taxes	22,554	19,495
Total current assets	133,821	89,355
Fixed assets, net	14,172	9,675
Intangible assets, net	957	780
Goodwill	5,426	5,426
Deferred incentive compensation and other charges	15,027	11,652
Deferred income taxes, net of current portion	7,408	15,633
Marketable securities	131,733	138,338
Total assets	$308,544	$270,859

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$126,170	$99,269
Accounts payable and accrued liabilities	16,772	15,445
Accrued incentive compensation	9,803	8,344
Total current liabilities	152,745	123,058
Other long-term liabilities	1,512	636
Total liabilities	154,257	123,694

Stockholders’ equity:
Common stock	206	203
Additional paid-in capital	170,135	152,081
Retained earnings	73,784	53,567
Accumulated elements of comprehensive income	(1,535)	(2,618)
Treasury stock	(88,303)	(56,068)
Total stockholders’ equity	154,287	147,165

Total liabilities and stockholders’ equity	$308,544	$270,859

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Nine Months Ended December 31,
	2006	2005
Cash flows from operating activities:
Net income	$20,217	$16,983
Adjustments to reconcile net income to net cash provided by
operating activities -
Depreciation	1,457	1,330
Amortization of intangible assets	143	86
Deferred income taxes	9,417	18,229
Excess tax benefits from share-based payments	(4,905)	—
Share-based payment expense	9,165	—
Amortization of marketable securities premiums	732	585
Changes in operating assets and liabilities:
Member fees receivable	(35,185)	(28,492)
Prepaid expenses and other current assets	142	(557)
Deferred incentive compensation and other charges	(3,375)	(5,124)
Deferred revenues	26,901	26,594
Accounts payable and accrued liabilities	2,222	4,451
Accrued incentive compensation	1,459	310
Other liabilities	876	(360)

Net cash flows provided by operating activities	29,266	34,035

Cash flows from investing activities:
Purchases of property and equipment	(5,954)	(1,336)
Capitalized software development costs	(320)	—
Cash paid for acquisition, net of cash acquired	(895)	(3,596)
Redemption of marketable securities	11,500	7,400
Purchases of marketable securities	(9,500)	(15,933)
Net cash flows used in investing activities	(5,169)	(13,465)

Cash flows from financing activities:
Proceeds on issuance of stock from exercise of stock options	3,671	791
Proceeds on issuance of stock under employee stock purchase plan	316	278
Excess tax benefits from share-based compensation arrangements	4,905	—
Repayment of debt assumed in acquisition	—	(371)
Purchases of treasury stock	(32,235)	(24,674)
Net cash flows used in financing activities	(23,343)	(23,976)

Net increase (decrease) in cash and cash equivalents	754	(3,406)
Cash and cash equivalents, beginning of period	21,678	27,867
Cash and cash equivalents, end of period	$22,432	$24,461